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          BlackRock Mid Cap Dividend Series, Inc. (the "Registrant")
          ----------------------------------------------------------
                        BlackRock Mid Cap Dividend Fund

77Q1(a):

Copies of any material amendments to the Registrant's charter or by-laws

Attached please find as an exhibit to Sub-Item 77Q1(a) of Form N-SAR, a copy of the Certificate of Correction, dated June 5, 2017, and filed with the State Department of Assessments and Taxation of the State of Maryland.

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                                                                EXHIBIT 77Q1(A)

                    BLACKROCK MID CAP DIVIDEND SERIES, INC.

                           CERTIFICATE OF CORRECTION

BLACKROCK MID CAP DIVIDEND SERIES, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of the State of Maryland (the "SDAT") that:

   FIRST: The title of the document being corrected is "Articles of Amendment" (the "Articles").

   SECOND: The sole party to the Articles is the Corporation.

   THIRD: The Articles were filed with the SDAT on September 19, 2006, with an effective date of September 29, 2006.

   FOURTH: The provision of the Articles which is to be corrected and as previously filed with the SDAT is the Article Second, as set forth below:

       The charter of the Corporation is hereby amended by deleting Article II thereof in its entirety and inserting the following in lieu thereof:

                                  ARTICLE II

                                     NAME

       The name of the Corporation is

          BLACKROCK MID CAP VALUE OPPORTUNITIES SERIES, INC.

   FIFTH: The provision of the Articles as corrected hereby is set forth below:

       The charter of the Corporation is hereby amended by deleting Article I thereof in its entirety and inserting the following in lieu thereof:

                                   ARTICLE I

                                     NAME

       The name of the Corporation is

          BLACKROCK MID CAP VALUE OPPORTUNITIES SERIES, INC.

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   IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Correction to be signed in its name and on its behalf as of the 5th day of June, 2017, by the President and Chief Executive Officer of the Corporation who acknowledges that this Certificate of Corporation is the act of the Corporation and further certifies, as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under penalties of perjury.

                                       BLACKROCK MID CAP DIVIDEND SERIES, INC.

                                       By:  /s/ John M. Perklowski
                                            -----------------------------------
                                       John M. Perlowski
                                       President and Chief Executive Officer

Witness:


/s/ Ben Archibald
-----------------------------------
Ben Archibald
Secretary

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